                                                  Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                 52-1947746
 (State or other jurisdiction
    of incorporation or                        (I.R.S. Employer
       organization)                          Identification No.)


                    133 National Business Parkway, Suite 200
                       Annapolis Junction, Maryland 20701
                                 (301) 361-4200
               (Address of Principal Executive Offices) (Zip Code)

   American Communications Services, Inc. Annual Performance Plan, as amended
                            (Full title of the plan)

                              Riley M. Murphy, Esq.
                          e.spire Communications, Inc.
                    133 National Business Parkway, Suite 200
                       Annapolis Junction, Maryland 20701
                                 (301) 361-4215
               (Name and address of agent for service of process)



                         CALCULATION OF REGISTRATION FEE
====================================================================================================
 Title of Each Class of        Amount of Shares to       Proposed Maximum Offering Proposed Aggregate
of Securities to be            be Registered              Price Per Share          Offering Price
Registered
----------------------------------------------------------------------------------------------------
Common Stock $.01 par
value per Share..........      1,250,000 (2)              $ 5.0156 (1)             $6,269,500.00

====================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended
         (the "Act") based upon the average of the high and low price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on January 22, 1999.

     (2) Represents Common Stock issued under the American Communications Services, Inc. Annual Performance Plan.


     This Registration Statement relates to the registration of 1,250,000 additional shares of Common Stock, par value $0.01 per share, of e.spire Communications, Inc. (formerly known as American Communications Services, Inc.), for which a registration statement on Form S-8 (Registration No. 333-47869) relating to the American Communications Services, Inc. Annual Performance Plan (the "Form S-8, Registration No. 333-47869") is effective. The contents of the Form S-8, Registration No.
333-47869, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis Junction, State of Maryland, on January 29, 1999.

                          e.spire Communications, Inc.
                          (Registrant)

                          By: /s/ Anthony J. Pompliano
                              ----------------------------------
                              Anthony J. Pompliano, Chairman and
                              Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony J. Pompliano, Riley M. Murphy and David L. Piazza as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Anthony J. Pompliano            Chairman of the            January 29, 1999
---------------------------------   Board of Directors
Anthony J. Pompliano                and Chief Executive Officer
                                    (Principal Executive Officer)


/s/ David L. Piazza                 Chief Financial Officer    January 29, 1999
----------------------------------  (Principal  Accounting Officer)
David L. Piazza

/s/ Edwin M. Bank                   Director                   January 29, 1999
----------------------------------
Edwin M. Banks

/s/ Peter C. Bentz                  Director                   January 29, 1999
----------------------------------
Peter C. Bentz

/s/ Benjamin P. Giess               Director                   January 29, 1999
----------------------------------
Benjamin P. Giess


/s/ Oliver L. Trouveroy             Director                   January 29, 1999
----------------------------------
Olivier L. Trouveroy


/s/ George M. Middlemas             Director                   January 29, 1999
----------------------------------
George M. Middlemas


/s/ Christopher L. Rafferty         Director                   January 29, 1999
----------------------------------
Christopher L. Rafferty

                                INDEX TO EXHIBITS

         The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                        Exhibit No. or
Exhibit                                                  Incorporation
Number       Description                                  by Reference
--------     -----------                                ---------------
4.1          Third Amended and Restated Certificate       Exhibit to Form S-8
             of Incorporation of                             (the "S-8")
             American Communications Services, Inc.       Registration Statement
            (now known as e.spire                         File No. 333-58457
             Communications, Inc.) (the "Company")

4.2          Amended and Restated By-laws of American           E-1
             Communications Services, Inc., as amended

5.1          Opinion of Riley M. Murphy, Esq.                   E-2

23.1         Consent of Riley M. Murphy, Esq.
             (contained in opinion filed as Exhibit 5.1)

23.2         Consent of KPMG Peat Marwick LLP                   E-3

24.1         Power of Attorney                                  (1)


(1)   Powers of attorney are contained in signatures.